LIVE VENTURES INCORPORATED EMPLOYMENT AGREEMENT

Exhibit 10.89

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of this 27th day of September, 2021 by and between Live Ventures Incorporated, a Nevada Corporation (Nasdaq: LIVE). (“Employer”), and David Verret (“Employee”).

In consideration of the mutual promises and covenants contained in this Agreement, as well as the promises and covenants entered into on September 15, 2021 (the “Offer Letter”), which is herein incorporated by reference, the parties agree as follows.

1.
Employment and Duties.
a)
Employer hereby employs, engages and hires Employee as Chief Accounting Officer1, with such powers and duties in that connection as may be fixed by Employer. During the term of this Agreement, employee: (i) shall use his/her best efforts to provide services to Employer at Employer’s direction and shall perform such duties as assigned to him/her from time to time by Employer; (ii) shall devote such time to Employer’s business as Employer deems reasonable; and (iii) shall faithfully, industriously and to the best of Employee’s ability, experience and talents perform all of the duties that may be required of and from Employee, pursuant to the express and implicit terms hereof, to the reasonable satisfaction of Employer. During the term of this Agreement, Employee shall not engage in or be involved in any other business activity or employment with any other company or person, whether or not such employment activity is pursued for gain, profit or other pecuniary advantage.

b)
Employee will perform such duties as are usual and customary for Employee’s position, including but not limited to signing off on all necessary public filings and ensuring such filings are timely, the management of all accounting functions at Live Ventures, the management and oversight of all Live Ventures’ subsidiary CFOs, the provision of adequate communications with auditors, the delivery of regular reports to the Company’s audit committee and other functions or duties as may be assigned to Employee by the President and CEO of the Employer.

c)
Employee will work remotely but will perform his duties at the Employer’s headquarters in Las Vegas, Nevada from time to time, or at such times as requested by Employer.

2.
Term.

a)
This shall be an employment-at-will agreement. Employee shall serve as an employee-at-will until January 31, 2022 (the “Initial Term”). If both Employee and Employer agree on or before January 31, 2022 in accordance with 2(b) below that employment shall continue after the Initial Term, this Agreement shall renew for a period of three years (the “Renewal Term”), starting on February 1, 2022 and continuing until January 31, 2025 (the Initial Term and the Renewal Term shall be collectively referred to as “Term”), and all rights and obligations in this Agreement shall cover the Renewal Term.

1 Or any other such title the Employer determines appropriate, upon notice and agreement with Employee, at any time.

LIVE VENTURES INCORPORATED EMPLOYMENT AGREEMENT

b)
Termination. (i) Employer may terminate this Agreement for no cause or any cause. If for no cause, Employer shall give Employee fourteen (14) days’ notice of such termination. Upon termination, employee shall be entitled to all arrearages of compensation (excluding such severance described in 3(b) below, if terminated for no cause after the Initial Term, which shall be paid in accordance with that section), but shall not be entitled to further compensation or benefits after the termination date. (ii) Employee may terminate his employment at any time upon fourteen (14) days’ notice to Employer. Upon termination, Employee shall be entitled to all arrearages of compensation, but shall not be entitled to further compensation or benefits after the termination date.

c)
At the end of the Initial Term, the Employee and Employer’s President and CEO shall meet to discuss Employee’s performance and accomplishments. At that time, this Agreement may be renewed as described in 2(a) above.

d)
If after the meeting of Employer and Employee on or before January 31, 2022, it is the determination that there will be no further employment relationship described in this Agreement, this Agreement shall be null and void as of January 31, 2022, and Employee shall have no right to, and shall not receive, further remuneration, compensation, or any other benefit hereunder.

e)
If after the meeting of Employer and Employee on or before January 31, 2022, it is the determination that the employment relationship shall continue, this Agreement shall renew pursuant to 2(a) above and all benefits and obligations of this Agreement will remain in effect for the entire Term.

3.
Compensation. For services rendered by Employee hereunder, Employee shall receive the following compensation:

a)
Salary. During each twelve (12) month period that Employee is employed by Employer, Employee shall be entitled to an annual base salary in the amount of two hundred and fifty thousand Dollars ($250,000.00), payable in equal installments consistent with Employer’s standard payment practices.

b)
Severance. At the end of the Initial Term, and beginning on the first day of the Renewal Term, Employer shall be entitled to a severance package if and only if Employee is dismissed or terminated by Employer without cause. The severance package shall include one- year base salary of two hundred and fifty thousand Dollars ($250,000.00), payable within thirty

(30) business days of termination date. The severance package shall contain no bonuses. The severance package shall also include up to one year of COBRA coverage. If Employer obtains medical insurance through himself or another party within that one year of COBRA, such COBRA coverage will no longer be offered by Employer on the day Employee’s new coverage begins, but in no case shall COBRA coverage continue after one year from the termination date.

LIVE VENTURES INCORPORATED EMPLOYMENT AGREEMENT

c)
Bonus. Employee will be eligible, but in no way guaranteed, to receive an annual performance bonus. As in the Offer Letter, such bonus compensation will be subject to customary withholding and deductions and payable in accordance with Employer’s customary payroll policies and practices. Employee shall be entitled to consideration for a pro-rated performance bonus during the Term constituting up to 40% of Employee’s annual base salary. The performance bonus shall be paid annually to Employee within ninety (90) days of the Employer’s filing of its annual audited report; the bonus shall be determined in accordance with the following (and is subject to change in a subsequent agreement signed by both parties to this Agreement):

i.
One half of the bonus will be paid upon the timely filing of all public financial filings throughout the year;
ii.
Up to one quarter of the bonus shall be determined by the accomplishment of goals or the attainment of certain key performance indicators that are established at the sole discretion of the Employer’s President and CEO;
iii.
Up to one quarter shall be at the sole discretion of the Employer.

d)
Vacation and Holidays. Employee shall be entitled to annual vacation and sick leave as specified in Employer’s handbooks.

e)
Benefits. Employee shall be entitled to participate in all present and future benefit plans provided by Employer to other employees, as provided in the Employer’s handbooks.

4.
Acknowledgments. Employer is in the business of acquiring, managing, and operating subsidiaries and affiliates. Employee acknowledges the following:

a)
Employer’s services are highly specialized;

b)
the identity and particular needs of Employer’s customers are not generally known;

c)
Employer has a proprietary interest in its subsidiaries, affiliates, and its and their customer lists, intellectual property, marketing information, and all other similar material; and

d)
documents and other information regarding and Employer’s software, patents, intellectual property, design, marketing methods, pricing and costs, as well as information pertaining to Employer’s (or its subsidiary’s or affiliate’s) customers, including, but not limited to, identity, location, service requirements and charges to the customers, are highly confidential and constitute trade secrets.

LIVE VENTURES INCORPORATED EMPLOYMENT AGREEMENT

5.
Trade Secrets and Confidential Information. During the term of this Agreement, Employee may have access to, and become familiar with, various trade secrets and confidential information belonging to Employer including, but not limited to, the documents and information referred to in Section 4(d) above. Employee acknowledges that such confidential information and trade secrets are owned and shall continue to be owned solely by Employer. During the term of his employment and for sixty (60) months after such employment terminates for any reason, regardless of whether termination is initiated by Employer or Employee, Employee agrees not to use, communicate, reveal or otherwise make available such information for any purpose whatsoever, or to divulge such information to any person, partnership, corporation or entity other than Employer or persons expressly designated by Employer, unless Employee is compelled to disclose it by judicial process.

6.
Employer’s Records.

a)
Under no circumstances shall Employee remove from Employer’s office or work site any of Employer’s books, records, documents, customer lists, software codes, procedure manuals, correspondence or any copies of such documents, or any media or other types of records of any written, typed or printed material identifying and/or relating to the information described in this Agreement, together with any and all data involving advertising techniques, forms, correspondence or data in any way involving Employer’s techniques, material, programs, methods or contracts without Employer’s prior consent (collectively, the “Employer’s Records”), nor shall Employee make any copies of the Employer’s Records for use outside of Employer’s office or work site, except as specifically authorized in writing by Employer.

b)
In the event Employer authorizes the removal from Employer’s office or work site of the Employer’s Records, upon termination of this Agreement, Employee shall immediately turn over to Employer all of the Employer’s Records in the possession of Employee, and Employee shall not retain any of the Employer’s Records.

c)
Any customer accounts, information providers, information or ideas, procured, invented or developed by Employee during the term of this Agreement, shall be the exclusive property and inure to the exclusive benefit of Employer and all customer accounts, information providers, information and ideas of Employer existing as of the date hereof shall remain the exclusive property and inure to the exclusive benefit of Employer.

7.
Prohibition and Copyright Infringement. Under no circumstances shall Employee remove any copyrighted material from Employer’s office or work site without Employer’s prior written consent. In the event Employee requires any such copyrighted material to perform his duties and obligations hereunder, upon Employee’s request, Employer shall provide the same. Employee shall indemnify and hold Employer harmless from and against any and all loss, cost or damage arising directly or indirectly from a breach of this Section 7.

LIVE VENTURES INCORPORATED EMPLOYMENT AGREEMENT

8.
Work Made for Hire. Employee hereby agrees that all work, including software programs, databases, developments, designs, inventions, improvements, trade secrets, trademarks, copyrightable subject matter or proprietary information which Employee makes or conceives, either solely by Employee or jointly with others and either on or off the Employer’s premises, relating to any actual or planned product, service or activity of Employer of which Employee has knowledge or suggested by or resulting from any work performed by Employee for Employer (a “Development”) shall be considered to be “work made for hire” under the U. S. Copyright Act, 17 U.S.C., Paragraph 101, et seq., and shall be owned exclusively by Employer. In the event that any such Development, or portion thereof, is not construed to be a work made for hire, Employee hereby assigns to Employer, and will in the future upon Employer’s request, confirm such assignment to Employer, of all right, title and interest in such Development or portion thereof. Employee agrees that he has no proprietary interests in any Developments or portion thereof, including any patent, copyright, trademark and trade secret rights. Employee agrees that he shall provide the necessary assistance to protect, enforce or perfect Employer’s rights and interests in such patents, copyrights and trademarks, and that Employee shall not register, file or obtain any patent, copyright or trademark relating to any of the Developments in his own name.

9.
Restrictive Covenant. Employee agrees that:

a)
For a period of twenty-four (24) months after this Agreement has been terminated for any reason, regardless of whether the termination is initiated by Employer or Employee, Employee shall not have any business dealings whatsoever, either directly or indirectly, through associates with any customer of Employer known by Employee to be a customer of Employer, or any person or firm with whom Employee has made contact in connection with the performance of his/her duties under this Agreement without written approval from Employer, which approval shall be in the sole and absolute discretion of Employer. In the event of an actual or threatened breach by Employee of the provisions of this Section 9., Employer shall be entitled to injunctive relief restraining employee from the breach or threatened breach. Nothing herein shall be construed as prohibiting Employer from pursuing any other remedies available to Employer for such breach or threatened breach, including the recovery of damages from Employee.

b)
For a period of twenty-four (24) months after this Agreement has been terminated, for any reason, regardless of whether the termination was initiated by Employer or Employee, Employee shall not accept employment with, or act as consultant, contractor, advisor or in any other capacity for, a competitor of the Employer, or enter into competition with Employer, either by himself or through any entity owned or managed in whole or in part by the Employee, anywhere within the State of Nevada.

c)
The parties have attempted to limit Employee’s right to compete only to the extent necessary to protect Employer from unfair competition. The parties recognize, however, that reasonable people may differ in making such a determination. Consequently, the parties hereby agree that if the scope of enforceability of the restrictive covenant is in any way disputed at any time, a court or other trier of fact may modify and enforce the covenant to the extent that it believes the covenant is reasonable under the circumstances existing at that time.

LIVE VENTURES INCORPORATED EMPLOYMENT AGREEMENT

10.
Remedies.

a)
Employer acknowledges that: (i) compliance with Sections 4. through 9. of this Agreement is necessary to protect Employer’s business and goodwill; (ii) a breach of those Sections 4. through 9. of this Agreement will irreparably and continually damage Employer; and

(iii) an award of money damages will not be adequate to remedy such harm. Consequently, Employee agrees that in the event Employee breaches or threatens to breach any of the covenants contained in Sections 4. through 9. of this Agreement, Employer shall be entitled to both: (x) a preliminary or permanent injunction in order to prevent the continuation of such harm, and

(y) money damages, insofar as they can be determined including, without limitation, all reasonable costs and attorneys’ fees incurred by Employer in enforcing the provisions of this Agreement. Nothing in this Agreement, however, shall prohibit Employer from also pursuing any other remedy available to Employer at law or in equity.

b)
The covenants of Employee under Sections 4. through 9. of this Agreement shall be construed as independent of any other provisions of this Agreement and the existence of any claim or cause of action of or by the Employee against Employer, whether based upon the terms and provisions herein or otherwise, shall not constitute a defense to the enforcement by Employer of the covenants of the Employee made in this Agreement.

c)
If, within ninety (90) days following termination of this Agreement, regardless of whether the termination was initiated by Employer or Employee, Employee becomes affiliated with any business that competes with Employer, either as a shareholder, manager, partner, creditor, employee, consultant, agent or independent contractor, and a customer of Employer becomes a customer of the competing business with which Employee is affiliated, this fact shall be presumptive evidence that Employee has breached the terms of this Agreement, and the burden of proving otherwise shall rest upon Employee.

d)
In the event Employee is in breach of any of the terms of Section 9. of this Agreement, Employer shall be entitled to recover from Employee all fees, compensation, gross income or other remuneration received by Employee during the time in which Employee engages in the prohibited activity hereunder. In the event a court of competent jurisdiction determines that the aforementioned damages formula is unreasonable or otherwise unfair, the parties hereto consent to said court applying such other damage formula as it deems appropriate. Nothing contained herein shall be construed to limit or prohibit Employer from seeking remedies including, but not limited to, consequential and punitive damages. In the event Employer maintains a damage action against Employee and in the further event Employer is granted a recovery in said action, Employee shall pay to Employer the reasonable attorneys’ fees of Employer incurred in the maintenance and prosecution of said action.

11.
Waiver of Rights. The failure to exercise any right or remedy contained within this Agreement or otherwise provided, or delay in exercising such right or remedy shall not operate as a waiver. No waiver shall be deemed effective unless and until such waiver is reduced to writing and signed by the party sought to be charged with such waiver. The waiver of any right or remedy shall not be deemed to be a waiver of any other right or remedy or any subsequent breach of the same or any other right or remedy.

LIVE VENTURES INCORPORATED EMPLOYMENT AGREEMENT

12.
Survival. The obligations contained in Sections 4. through 9. of this Agreement shall survive the termination of this Agreement. In addition, the termination of this Agreement shall not affect any of the rights or obligations of either party arising prior to, or at the time of, the termination of this Agreement.

13.
Assignment. Neither party shall have the right to assign any rights or obligations under this Agreement without the prior written approval of the other party.

14.
Severability. If any provision of this Agreement is adjudged by any court to be void or unenforceable, in whole or in part, this adjudication shall not affect the validity of the remainder of the Agreement. Each provision of this Agreement is separable from every other provision and constitutes a separate and distinct covenant.

15.
Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, assigns, executors, administrators and personal representatives.

16.
Notice. Any notice to be given to Employee shall be sent by Registered or Certified Mail, return receipt requested, to Employee at his/her last known residence address. Any notice to be given to Employer shall be sent by Registered or Certified Mail, return receipt requested, to Employer at its offices at 325 E. Warm Springs Road, Suite 102, Las Vegas, Nevada 89119. Either party may change the address to which notices are to be sent by so notifying the other party in writing as set forth in this Section 16. Notice shall be deemed to have been given as of the date of mailing.

17.
Complete Understanding. This Agreement constitutes the complete understanding between the parties hereto, all prior representations or agreements having been merged into, or incorporated by reference to, this Agreement. If any provision of any agreement, plan, program, policy, arrangement or other written document between or relating to the Employer and the Employee conflicts with any provision of this Agreement, the provision of this Agreement shall control and prevail.

18.
Modification. No alteration or modification of any of the provisions of this Agreement shall be valid unless made in writing and signed by both parties.

19.
Attorneys’ Fees. If either party to this Agreement breaches any of the terms hereof, that party shall pay to the non-defaulting party all of the non-defaulting party’s costs and expenses, including attorneys’ fees, incurred by that party in enforcing the terms of this Agreement.

20.
Headings. The headings have been inserted for convenience only and are not to be considered when construing the provisions of this Agreement.

21.
Enforceability. The provisions of this Agreement shall be enforceable notwithstanding the existence of any claim or cause of action of Employee against Employer, whether predicated on this Agreement or otherwise.

LIVE VENTURES INCORPORATED EMPLOYMENT AGREEMENT

22.
Counterparts. This Agreement may be executed in facsimile form and in one or more counterparts, each of which shall be deemed an original, but which shall constitute one and the same Agreement.

23.
Governing Law. This Agreement shall be subject to and governed by the laws of the State of Nevada.

24.
Choice of Forum. Any action at law or in equity arising under this Agreement shall be filed only in Clark County, Nevada. The parties hereby consent and submit to the personal jurisdiction of such courts for the purpose of litigating such action.

LIVE VENTURES INCORPORATED EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

EMPLOYER:		EMPLOYEE:

Live Ventures Incorporated,
a Nevada Corporation

By:	/s/ Jon Isaac	/s/ David Verret
	Name: Jon Isaac	Name: David Verret

Title: President and CEO